                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                               PERCENTAGE OF        STATE OF INCORPORATION OR
        PARENT                     SUBSIDIARY                    OWNERSHIP                ORGANIZATION
        ------                     ----------                  -------------        -------------------------

      HEI, Inc.              Cross Technology, Inc.                100%                    Minnesota

      HEI, Inc.                 HEI Export, Inc.                   100%                     Barbados